EX-99.906CERT


                                                             certification

     Michael Williams, Chief Executive Officer, and Chief Financial Officer of Access Variable Insurance Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                          Chief Financial Officer
Access Variable Insurance Trust                  Access Variable Insurance Trust


/s/Michael Williams                              /s/Michael Williams
Michael Williams                                 Michael Williams
Date: 9/4/03                                     Date: 9/4/03


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Access Variable Insurance Trust and will be retained by Access Variable Insurance Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.